Exhibit 99.1

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

richard.fish@deltacom.com

ITC^DeltaCom Announces Completion of Rights Offering

Huntsville, Ala.—(January 29, 2008)—ITC^DeltaCom, Inc. (OTC: ITCD.OB) today disclosed the results of its previously announced offering of rights to purchase its common stock. The Company received gross proceeds of approximately $30.1 million in the rights offering and has issued 9,928,779 shares of its common stock to its stockholders who properly exercised their rights. The Company used the proceeds from the rights offering to redeem 300,842 shares of its 6% Series H convertible redeemable preferred stock. The 111,373 shares of Series H preferred stock that were not redeemed automatically converted into 3,675,306 shares of common stock. Following the completion of these transactions on January 29, 2008, the Company had outstanding approximately 80,721,600 shares of common stock.

The Company previously distributed non-transferable rights to purchase up to an aggregate of 13,604,455 shares of its common stock, at a purchase price of $3.03 per share, to holders of record of its common stock as of the close of business on December 17, 2007, the record date for the rights offering. The rights offering subscription period began on December 20, 2007 and ended on January 23, 2008.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 15,800 route miles, including more than 11,800 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.